UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2021

Fintech Ecosystem Development Corp.

(Exact name of registrant as specified in charter)

Delaware	001-40914	86-2438985
(State or other jurisdiction of incorporation) 100 Springhouse Drive, Suite 204 Collegeville, PA (Address of principal executive offices)	Commission File number	(I.R.S. Employer Identification Number) 19426 (Zip Code)

(610) 226-8101

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one right and one-half of one redeemable warrant	FEXDU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FEXD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FEXDW	The Nasdaq Stock Market LLC
Rights included as part of the units	FEXDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On October 19, 2021, Fintech Ecosystem Development Corp., a special purpose acquisition company (the “Company”; Nasdaq: FEXDU), announced the pricing of its initial public offering (the “Offering”) of 10,000,000 units at a price of $10.00 per unit. The Offering is scheduled to close on October 22, 2021.

Caltech Trading Corp., a New Jersey corporation (“Caltech”), had expressed to the Company a non-binding interest to purchase up to 9.9% of the units in the Offering. Caltech has elected not to purchase any units in the Offering.

Caltech had also indicated its intention to provide financing to Revofast LLC, the Company’s sponsor (“Sponsor”), in connection with the Sponsor’s purchase of the Company’s warrants in a private placement (the “Private Placement Warrants”) that would close simultaneously with the closing of the Offering. Caltech has informed Sponsor that it will not provide that financing to the Sponsor.

Caltech is also a party to an agreement to purchase from the Company, at the time of the Company’s initial business combination, forward purchase units for a minimum aggregate purchase price of $80.0 million and a maximum aggregate purchase price of up to $90.0 million (the “Forward Purchase Agreement”). There is no assurance that Caltech will comply with its obligations under the Forward Purchase Agreement. If Caltech does not comply with its obligations, it could have an adverse effect on the Company’s ability to complete an initial business combination.

As a result of the foregoing, Sponsor expects to admit a third party institutional investor as a new member (the “Investor”) which would make a capital contribution to the Sponsor to raise the funds required to purchase the Private Placement Warrants. As a result, the Investor would own 95% of the equity of the Sponsor. Dr. Saiful Kandaker, D.M., the Company’s Chief Executive Officer, would own 5% of the equity of the Sponsor. Dr. Khandaker will remain the Company’s CEO and will remain the sole managing member with voting and dispositive control over the Sponsor’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fintech Ecosystem Development Corp.

Date: October 20, 2021	By:	/s/Saiful Khandaker
	Name:	Saiful Khandaker
	Title:	Chief Executive Officer